EXHIBIT 99.3

65 West Watkins Mill Road
Gaithersburg, MD 20878
tel: 240-632-0740
fax: 240-632-0735
www.genvec.com
Sharon L. Weinstein
Director, Investor Relations
& Corporate Communications
240-632-5511
sweinstein @genvec.com
FOR IMMEDIATE RELEASE
POSITIVE CLINICAL TRIAL RESULTS USING GENVEC’S ADENOVIRUS
VECTOR TECHNOLOGY TO DELIVER A CANDIDATE HIV-1 VACCINE
REPORTED IN THE JOURNAL OF INFECTIOUS DISEASES
GAITHERSBURG, MD — Dec. 15, 2006 — GenVec, Inc. (Nasdaq: GNVC) announced today the publication of an article and accompanying editorial reporting positive results of Phase I human trials using this HIV vaccine, in trials being conducted by the National Institutes of Health (NIH) Vaccine Research Center (VRC). It is the first published clinical research on an adenovirus-based HIV vaccine candidate.
In the Phase I dose escalation trial the vaccine was tested in healthy, uninfected adult volunteers, and was found safe and well tolerated at multiple doses. This vaccine is based on GenVec’s proprietary adenovirus vector technology. A single injection induced HIV-1 antigen specific T cell responses in 28 (93%) and 18 (60%) of 30 vaccine recipients for CD4 and CD8 T cells, respectively. Env-specific antibody responses were detected in 28 (93%) of 30 vaccine recipients.
The article, Phase 1 Safety and Immunogenicity Evaluation of a Multiclade HIV-1 Candidate Vaccine Delivered by a Replication-Defective Recombinant Adenovirus Vector, authored by investigators from the NIH Vaccine Research Center, the Fred Hutchinson Cancer Research Center and GenVec, appears in the December 15 issue of the Journal of Infectious Disease (JID2006:194).
In the accompanying editorial, Harriet Robinson, Ph.D., from Emory University and Kent J. Weinhold, Ph.D., from Duke University discuss the strategy being used by the NIH Vaccine Research Center to develop an HIV/AIDS vaccine, which employs a DNA vaccine to prime the immune response and GenVec’s rAd5 vaccine technology to boost the response.
- more -

“This publication is an important milestone in the HIV vaccine program. We are pleased that the vaccine is well tolerated and immunogenic and has demonstrated an ability to elicit a T-cell response, which is considered to be important in the control of the disease,” said C. Richter King, senior vice president of research for GenVec. “We were also pleased at the positive view of the editorial and look forward to additional data from the ongoing VCR Phase II trials, and the planned initiation of a Phase IIb efficacy trial next year.”
About GenVec
GenVec is a biopharmaceutical company developing novel gene-based therapeutic drugs and vaccines. Additional information about GenVec and its portfolio of product candidates is available at www.genvec.com and in the company’s filings with the Securities and Exchange Commission.
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future programs and studies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; the timing and content of future U.S. Food and Drug Administration regulatory actions with respect to GenVec, its product candidates, or collaborators, risks relating to the commercialization, if any, of GenVec’s proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
###